Consent to Action In Lieu of A Special Meeting
of the Shareholders of Laredo Resources Corp.

The undersigned, being the shareholder(s) of a majority of the shares of voting stock issued and outstanding of Laredo Resources Corp., a Nevada corporation (the "Corporation"), acting by written consent without a meeting pursuant to the NRS Chapter 78, do hereby adopt the following resolutions with the same force and effect as if such resolutions had been duly presented and adopted at a special meeting of the shareholder(s) of the Corporation duly called and held on September 17, 2013

WHEREAS, the Corporation desires to amend and restate its articles of incorporation and bylaws,

WHEREAS, the Board of Directors has deemed it advisable to increase the authorized shares to 2,000,000,000; and

WHEREAS, the Board of Directors has deemed it advisable to create three new series of Preferred Stock being Series B Preferred Stock with 10,000,000 shares authorized and Series C Preferred Stock with 10,000,000 shares authorized and Series D Preferred Stock with 10,000,000 shares authorized; to increase the number of authorized Common Shares to 1,969,999,900 and reduce the number of authorized Series A Preferred Stock to 100; and

WHEREAS, the company has defined the terms of new class of Preferred Series A stock. See attached EXHIBIT A; and

WHEREAS, the Corporation has defined the terms of a new class of Preferred Series C stock. See attached EXHIBIT A; and

WHEREAS, the Corporation desires to change the par value of the common class to $0.00001.

NOW, THEREFORE, be it:

RESOLVED, the Articles of Incorporation and Bylaws of the Corporation have been restated as presented in Exhibit A of this resolution and,

RESOLVED, the number of authorized shares are increased to 2,000,000,000; and

RESOLVED, three new series of Preferred Stock are created being Series B Preferred Stock with 10,000,000 shares authorized and Series C Preferred Stock with 10,000,000 shares authorized and Series D Preferred Stock with 10,000,000 shares authorized; to increase the number of authorized Common Shares to 1,969,999,900 and reduce the number of authorized Series A Preferred Stock to 100; and

RESOLVED, that the terms of the new class of Preferred Series A stock and Preferred Series C are accepted. See attached EXHIBIT A; and

RESOLVED, that the par value of the common class is changed to $0.00001.

EXECUTED, as of the 17th day of September, 2013 by a majority of shareholder consent.

Signed:____________________________
Robert Gardner, Majority Shareholder